             As filed with the Securities and Exchange Commission
                             on September 28, 1995

                                                      Registration No. _________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    --------------------------------------

                                   FORM S-3

            Registration Statement under the Securities Act of 1933
                    --------------------------------------

                              BUFFTON CORPORATION
              (Exact name of Issuer as specified in its Charter)

            Delaware                                 75-1732794
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

                                                 Robert H. McLean
226 Bailey Avenue                                226 Bailey Avenue
Suite 101                                        Suite 101
Fort Worth, Texas 76107                          Fort Worth, Texas 76107
(Address of Principal                            (817) 332-4761
Executive Offices)                               (Name, address and telephone
                                                 number of Agent for Service)

                         With Copies to:
                         Carter L. Ferguson
                         McLean & Sanders
                         100 Main Street
                         Fort Worth, Texas  76102
                      -----------------------------------

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /_/


Total number of Pages: 20.   The Exhibit Index is located at Page II-6.

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                        Proposed          Proposed
Securities       Amount         Maximum           Maximum          Amount of
to be            to be          Offering Price*   Aggregate        Registration
Registered       Registered     Per Share         Offering Price*  Fee*
--------------------------------------------------------------------------------
Common Stock,
Par Value
$.05 Per Share   100,000        $2.1875           $218,750         $75.43

--------------------------------------------------------------------------------


*Estimated solely for the purpose of determining the registration fee based upon the closing price on the American Stock Exchange on September 19, 1995.


                   -----------------------------------------


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION
                            DATED September 26, 1995


Prospectus


                              BUFFTON CORPORATION
             226 Bailey Avenue, Suite 101 Fort Worth, Texas  76107
                          Telephone:  (817) 332-4761

                 --------------------------------------------

                                100,000 Shares
                                 COMMON STOCK
                           Par Value $.05 Per Share

                 --------------------------------------------


     This Prospectus relates to the offer of 100,000 shares of Common Stock, par value $.05 per share ("Common Stock") of Buffton Corporation, ("Buffton"), a Delaware corporation. Buffton's Common Stock is listed on the American Stock Exchange. All shares are being offered for sale from time to time by the Selling Shareholders (see caption "Selling Shareholders") or by pledgees, donees, transferees, or other successors of such other successors of such Selling Shareholders, on such exchange or otherwise at market prices then prevailing or at negotiated prices then obtainable. On September 19, 1995, the closing price of Buffton's Common Stock on the American Stock Exchange was reported to be $2.1875.

                 -------------------------------------------



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September 26, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents, or portions thereof, filed by Buffton with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference into this Prospectus:

          1. Buffton's Annual Report on Form 10-K for the year ended September 30, 1994, filed with the SEC on December 22, 1994.

          2. Form 8-K dated January 20, 1995, filed with the SEC on February 6, 1995.

          3. Buffton's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994, filed with the SEC on February 14, 1995.

          4. Buffton's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed with the SEC on May 12, 1995.

          5. Buffton's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed with the SEC on August 10, 1995.

          All documents filed by Buffton pursuant to Sections 13(a), 13(c),
Section 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents.

          Buffton hereby undertakes to provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporated). Written or oral requests for such copies should be directed to Buffton Corporation, Corporate Secretary, 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107, phone (817) 332-4761.

                             AVAILABLE INFORMATION

          Buffton is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission: at Room 1024, 450 Fifth Street, N.W., Washington, D.C.; at Room 1228, 219 S. Dearborn Street, Chicago, Illinois; at Suite 500E, 5757 Wilshire Boulevard, Los Angeles, California; and at Room 1100, 26 Federal Plaza, New York, New York; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of Buffton.

          Buffton's stock is listed on the American Stock Exchange. Reports, proxy statements and other information concerning Buffton may be inspected at the offices of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006.

                                 RISK FACTORS

          1.  Competition
              -----------

          Both industry segments of Buffton are in highly competitive markets.

          2.  Legal Proceedings
              -----------------

          During March 1992, the United States Environmental Protection Agency
(EPA), issued a Record of Decision (ROD) with respect to the Company's Superfund Site in Vestal, New York. An Administrative Order for Remedial Design and Remedial Action was issued in October 1, 1992. The ROD requires the Company to construct a water treatment facility at the site and to pump contaminated ground water from bedrock and overburden extraction wells for 15 to 30 years until remediation goals are met. In December 1992, the Company's environmental consultants prepared and submitted a Remedial Design Work Plan (RDWP) to the EPA. During February 1994, the Company received comments from the EPA with respect to the RDWP and the Company's environmental consultants submitted their response. The EPA approved the RDWP in October 1994. On November 14, 1994, engineering field work began in order to ascertain the engineering design of the treatment plant. The capital costs of $300,000 to $400,000 to implement the remedy selected are expected to be incurred over a two year period and include engineering field work, design and construction of the treatment plant. These costs will be capitalized when incurred because the treatment plant will prevent further environmental contamination with respect to the contaminated ground water being pumped from the extraction wells and improve the property compared with its condition when acquired by the Company. The Company intends to comply with the ROD and pump the contaminated ground water through the treatment plant as required. Presently, LCP National Pipe is leasing the Company's Vestal, New York facility where it manufactures PVC pipe. Under the terms of the lease, LCP will operate and maintain the extraction wells on the site in a manner which complies with environmental requirements. At such time as the treatment plant is installed, the Company anticipates that operations and ongoing maintenance will be performed by outside personnel and consultants. Operations and ongoing maintenance costs consist of labor, sampling and laboratory testing, power costs, filters, reports and general repair. The EPA included in the ROD an annual estimate for operating and maintenance costs totaling $242,000. This estimate covers remediation over a 15 year period and long-term monitoring over a 30 year period. The Company's environmental consultants believe the EPA's cost estimate fails to utilize existing on-site labor and computerized monitoring systems. In addition, the extraction well pumps are presently being operated by the existing tenant on the property and no incremental power will be required for the treatment plant. As a result, the Company's environmental consultants believe a more realistic annual cost estimate to operate and maintain the facility to be $70,000 to $100,000 of which less than $15,000 per year represents monitoring and sampling costs.

          In an effort to create greater market value for the Vestal, New York industrial real estate site, the Company's environmental consultants submitted an outline for an alternative remedy to the EPA on April 12, 1995 which might expedite the completion of the remedial action required at the site. The EPA agreed to consider an alternative remedy in its letter to the Company's environmental consultants dated April 17, 1995. On June 8, 1995, the Company's environmental consultants submitted to the EPA a Remedial Design Work Plan Addendum (RDWPA) outlining additional work to be performed in order to arrive at an alternative remedy. On July 27, 1995, the EPA responded with comments on the RDWPA. At a meeting with the EPA on August 24, 1995, the EPA acknowledged that the ROD needed amendment, and committed to expedite the clean-up of the property. Tests are being undertaken to determine the specifics of remedies for the Site.

          Buffton is a party to a legal action which is immaterial, and due to the nature of Buffton's business, it could be a party in other legal or administrative proceedings arising in the ordinary course of business.

          3.  Dividends Not Likely
              --------------------

          Buffton has not declared or paid dividends on Buffton Common Stock since its inception. Further, Buffton cannot give any assurance that the operations of Buffton will result in significant revenues to enable Buffton to operate at a level of profitability allowing it to pay cash dividends on Buffton Common Stock in the near future.

                                  THE COMPANY

          Buffton was incorporated as Buffton Oil & Gas, Inc. on December 17, 1980 and changed to its present name on February 14, 1983. Buffton is a diversified holding company. Through its wholly-owned subsidiaries, Buffton operates in two industries, namely electronic products and hospitality. Buffton's operating segments are summarized below:

OPERATING SEGMENTS:

          Electronic Products.  Current Technology, located in Richardson,
          -------------------
Texas, was acquired January 1, 1989. Current Technology designs, manufactures and markets electronic filter/surge suppression products (TVSS), power supply/power conversion products and custom power distribution systems. The TVSS products are designed to reduce the adverse effects of electrical disturbances on sensitive solid state electronics such as computer-based systems, point-of-sale systems, medical imaging equipment (MRI/CAT), robotics, telecommunication equipment, industrial control systems and other applications. These products are sold nationally through well-defined channels of distribution, utilizing the services of independent sales representatives with specific geographic responsibility. Current Technology also relies upon the services of a select group of international distributors in a limited number of foreign markets. The primary markets served are the medical, factory automation, data processing/office automation and telecommunication industries.

          Hospitality.  BFX Hospitality Group, Inc., consisting of American Food
          -----------
Classics, Inc., located in Fort Worth, Texas, and BFX-LA, Inc. d/b/a Bourbon Street Hospitality, located in New Orleans, Louisiana, develops, owns and operates food and beverage concepts that lend themselves to multiple locations in the United States market, as well as overseas. The concepts have an entertainment aspect that includes the atmosphere, decor and music.

          Buffton has recently established Buffton Realty Ventures, a commercial real estate operation, to engage in acquiring properties offering unique opportunity for profit. In acquiring properties Buffton Realty Ventures may, from time to time, utilize joint ventures and limited partnerships, as well as recourse and non-recourse mortgage debt. Buffton Realty Ventures will also acquire, develop and manage locations from BFX Hospitality Group, Inc. Buffton Realty Ventures operates as a division of Buffton.

                         DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of Buffton consists of 30,000,000 shares of Common Stock, $.05 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

          Common Stock
          ------------

          At September 19, 1995 there were 5,685,378 shares of Common Stock outstanding. Holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by the stockholders, and, subject to the prior rights of the holders of Preferred Stock, to receive dividends when and as declared by the Board of Directors with funds legally available therefor and to share ratably in the assets of Buffton legally available for distribution to the stockholders in the event of liquidation or dissolution, after payment of all debts and other liabilities. Holders of the Common Stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected. All the outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of Preferred Stock which Buffton may issue in the future. Each share of outstanding Common Stock has attached certain Rights to purchase Preferred Stock upon the occurrence of certain events. See, "Preferred
                                                                       ---------
Stock."  All outstanding Common Stock has been approved for listing on the
-----
American Stock Exchange.

          Preferred Stock
          ---------------

          There are no shares of Preferred Stock outstanding. Buffton has, however, declared a dividend of one Preferred Share Purchase Right (the Right) on each outstanding share of common stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth share of Series A Junior Participating Preferred Stock at a purchase price of $28.50, subject to adjustment. The Rights may only be exercised 10 days after public announcement that a third party has acquired or obtained the right to acquire 20% or more of Buffton's common stock or has commenced a tender offer to acquire more than 30% of Buffton's common stock. The Rights, which do not have voting rights, expire on July 5, 1998 and may be redeemed by Buffton at a price of $.01 per Right at any time prior to their expiration. Rights or beneficial ownership of Rights acquired by a person or group of affiliated persons acquiring 20% or more of Buffton's outstanding common stock will be null and void. In the event that a tender offer which would result in any person or group beneficially owning 30% or more of Buffton's common stock or that Buffton is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, provision shall be made so that each holder of a Right shall have the right to receive, upon exercise thereof at the then current exercise price, that number of shares of common stock of the surviving company, which at the time of such transaction, would have a market value of two times the exercise price of the Right.

          The Board of Directors has the authority, without further stockholder approval, to issue shares of Preferred Stock in one or more series and to determine the dividend rights, any conversion rights or rights of exchange, voting rights, rights and terms of redemption (including sinking fund provisions), liquidation preferences and any other rights, preferences, privileges and restrictions of any series of Preferred Stock, and the number of shares constituting such series and the designation thereof.

          The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Buffton, making removal of the present management of Buffton more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock.

          Business Combinations:  Certain Charter and Bylaw Provisions
          ------------------------------------------------------------

          Section 203 of the Delaware General Corporation Law (the "Delaware Law") prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became an interested stockholder was, approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in the case of affiliates and associates of the issuer, did own within the last three years) 15% or more of the corporation's voting stock.

          Buffton's Amended Certificates of Incorporation (the "Charter") and Bylaws contain provisions limiting the right to call special stockholder meetings to the Chairman of the Board, the President, or the Board of Directors; requiring advance notice for submission of stockholder proposals for nominees to be voted on at stockholder meetings; prohibiting the stockholders from removing Directors from office except for cause upon the affirmative vote of 80% of the holders of outstanding stock, reserving to the Directors the exclusive right to fill vacancies on the Board; requiring the approval of the holders of at least 80% of outstanding stock to a business combination with an owner of 15% or more of Buffton's outstanding stock; and requiring a vote of stockholders owning 80% of the outstanding shares to amend certain provisions of the Charter and Bylaws. Buffton's Charter also provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. These provisions may have the effect of delaying, deferring or preventing change in control of Buffton.

          Buffton has included in its Charter and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Law and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

                                USE OF PROCEEDS

          None of the proceeds of this offering will inure to the benefit of Buffton.

                             SELLING SHAREHOLDERS

          The following table lists the name of each Selling Shareholder and the total number of shares of Common Stock beneficially owned by each Shareholder, the total number of shares of Common Stock offered for the accounts of such person, and the percentage of Common Stock of Buffton to be owned by each Selling Shareholder after completion of the offering. The table also discloses relationship, if any, which each Selling Shareholder has with Buffton.


                                                      Number of Shares and
                      Total Shares                       Percentage of
                      Owned Prior     Total Shares        Class After          Relationship
  Name                to Offering       Offered            Offering            with Buffton
---------------------------------------------------------------------------------------------


Robert H. McLean      354,831(1)       50,000              304,831         Chairman of the
                                                             5.13%(5)      Board, President and
                                                                           Chief Executive
                                                                           Officer

Walter D. Rogers      142,225(2)       30,000              112,225         Director, President and
                                                             1.93%(6)      CEO of Current
                                                                           Technology, Inc.

Spencer Taylor         10,000(3)       10,000                *             President of BFX-LA,
                                                                           Inc.

Frank J. Milan         10,000(4)       10,000                *             Vice President of
                                                                           American Food
                                                                           Classics, Inc.


                 ---------------------------------------------

*    Less than 1%.

(1) This figure includes 250,000 shares of the Company's common stock issuable to Mr. McLean pursuant to non-qualified stock options which are currently exercisable. The figure includes 4,831 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. McLean pursuant to the plan. This figure does not include 50,000 shares of the Company's common stock issuable to Mr. McLean pursuant to non-qualified stock options which are not exercisable until February 3, 1996.

(2) This figure includes 100,000 shares of the Company's common stock issuable to Mr. Rogers pursuant to non-qualified stock options which are currently exercisable. The figure includes 2,125 shares which are owned by the Employee Stock Ownership Plan and are voted by Mr. Rogers pursuant to the plan.

(3) This figure does not include 25,000 shares of the Company's common stock issuable pursuant to qualified stock options which are not exercisable.

(4) This figure does not include 25,000 shares of the Company's common stock issuable pursuant to qualified stock options which are not exercisable.

(5) This percentage was calculated using a denominator of 5,935,378, which represents the 5,685,378 shares currently outstanding, plus the 250,000 option shares described in note (1) hereof.

(6) This percentage was calculated using a denominator of 5,785,378, which represents the 5,685,378 shares currently outstanding, plus the 100,000 option shares described in note (2) hereof.



                              PLAN OF DISTRIBUTION

     The Selling Shareholders may elect to sell shares from time to time subsequent to registration depending upon market conditions existing at such times. The distribution of the shares by the Selling Shareholder may be effected from time to time in one or more transactions (i) on the American Stock Exchange, (ii) in private transactions otherwise than on the exchange, or (iii) in a combination of any such transactions. Such transactions may be effected by the Selling Shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Shareholder and may receive commissions from the purchasers of shares for whom they may act as agent (which discounts or commissions from the Selling Shareholder or such purchasers will not exceed those customary in the types of transactions involved).

                                 LEGAL OPINIONS

     The validity of the shares offered hereby has been passed upon for Buffton by McLean & Sanders, a Professional Corporation, 100 Main Street, Fort Worth, Texas 76102-3090.

                                    EXPERTS

     The consolidated financial statements of Buffton incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Buffton for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Pursuant to Article IX of its Bylaws, Buffton shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the

Corporation) by reason of the fact that he is a director, officer, employee or agent of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, Buffton will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction shall determine such person is entitled to indemnity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
-------   -------------------------------------------

          The following are the estimated expenses to be incurred by Buffton in connection with the offering described in this Registration Statement.

Filing fee for Registration Statement     $    75.43
Legal and Accounting fees and expenses    $10,000.00
Miscellaneous expenses                    $   250.00

Total                                     $10,325.43


All of these estimated expenses will be borne by Buffton.

Item 15.  Indemnification of Directors and Officers
-------   -----------------------------------------

          Pursuant to Article IX of its Bylaws, Buffton shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the Corporation) by reason of the fact that he is a director, officer, employee or agent of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          In addition, Buffton will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction shall determine such person is entitled to indemnity.

Item 16.  Exhibits
-------   --------

          The documents listed hereunder are filed as exhibits hereto.

Number   Description                                                 Page Number
------   -----------                                                 -----------

 4.1* Certificate of Amendment to the Certificate of Incorporation Creating Classified Board of Directors, eliminating a Stockholder's right to call a special meeting, and adopting a fair price supermajority pro-vision dated February 21, 1989, Filed as Exhibit 4.4 to the Buffton Form S-3 filed with the Commission on August 29, 1989, and incorporated by reference.

 4.2* Bylaws of Buffton Corporation, Filed as Exhibit 4.5 to the Buffton Form S-3 filed with the Commission on August 29, 1989, and incorporated by reference.

 4.3* Rights Agreement, dated as of June 23, 1988, filed as Exhibit 1 to the Buffton Form 8-K dated
         June 30, 1988.


 5       Opinion of Counsel as to legality                               II-7


23.1     Consent of Independent Accountants                              II-8


23.2     Consent of Counsel, included in Exhibit 5 filed                 II-7
         herewith


-------------------------------

*    Incorporated by reference

Item 17.  Undertakings
-------   ------------

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
               -----------------
          not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears in the following section headed "Signatures" authorizes Robert H. McLean with full power to act alone to file one or more amendments (including Post-Effective Amendments) to this Registration Statement which amendments may make such changes in this Registration Statement as he deems appropriate and each person appoints Robert
H. McLean as attorney-in-fact, with full power to act alone to execute in the name of and on behalf of each such person, individually and in any capacity stated below, all amendments to this Registration Statement, whenever filed.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, and the State of Texas, on this 27th day of September, 1995.



                              BUFFTON CORPORATION

                             /s/  Robert H. McLean
                     -------------------------------------
                               Robert H. McLean
                            Chairman of the Board,
                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

     SIGNATURE                      TITLE                     DATE
     ---------                      -----                     ----


/s/ Robert H. McLean          Director, Chairman of     September 26, 1995
---------------------------   the Board, President
Robert H. McLean              and Chief Executive
                              Officer



/s/ Robert Korman             Vice President,           September 26, 1995
----------------------------  Chief Financial
Robert Korman                 Officer, Treasurer
                              and Secretary



/s/ Walter D. Rogers, Jr.     Director, President       September 26, 1995
----------------------------  and Chief Executive
Walter D. Rogers, Jr.         Officer of Current
                              Technology, Inc.


                              Director                  September __, 1995
----------------------------
Bruno V. D'Agostino


/s/ John M. Edgar             Director                  September 26, 1995
-----------------------------
John M. Edgar


/s/ H. Hampton Hodges         Director                  September 26, 1995
--------------------------
H. Hampton Hodges


/s/ H.T. Hunnewell            Director                  September 26, 1995
----------------------------
H.T. Hunnewell

                              Director                  September __, 1995
----------------------------
Russell J. Sarno

                                 EXHIBITS INDEX
                                 --------------


     The documents listed hereunder are filed as exhibits hereto.

Number    Description                                                Page Number
------    -----------                                                -----------


 4.1* Certificate of Amendment to the Certificate of Incorporation Creating Classified Board of Directors, eliminating a Stockholder's right to call a special meeting, and adopting a fair price supermajority pro-vision dated February 21, 1989, Filed as Exhibit 4.4 to the Buffton Form S-3 filed with the Commission on September 29, 1989, and incorporated by reference.


 4.2* Bylaws of Buffton Corporation, Filed as Exhibit 4.5 to the Buffton Form S-3 filed with the Commission on September 29, 1989, and incorporated by reference.


 4.3* Rights Agreement, dated as of June 23, 1988, filed as Exhibit 1 to the Buffton Form 8-K dated
          June 30, 1988.


 5        Opinion of Counsel as to legality                              II-7


23.1      Consent of Independent Accountants                             II-8


23.2      Consent of Counsel, included in Exhibit 5 filed                II-7
          herewith


-------------------------------

*    Incorporated by reference